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                                                                 EXHIBIT 23.8


                    CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
  Affordable Dental Care, Inc. and
  Managed Dental Care of Oregon, Inc.

We consent to the incorporation by reference of our report on the financial statements of Affordable Dental Care Inc. and Managed Dental Care of Oregon, Inc. dated February 13, 1998, and to the reference to our firm under the heading "Experts" in Amendment No. 3 to the Registration Statement on Form S-4.


                                        /s/ KPMG Peat Marwick LLP



Portland, Oregon
February 5, 1999